Exhibit 10.2
ASSIGNMENT OF PURCHASE AGREEMENT

THIS ASSIGNMENT OF PURCHASE AGREEMENT (the “Assignment”) is made and entered into as of June ____, 2017 by and between CARTER VALIDUS PROPERTIES II, LLC, a Delaware limited liability company ("Assignor"), and DCII-250 WILLIAMS STREET NW, LLC, a Delaware limited liability company ("Assignee").
RECITALS
A.    Assignor is the Purchaser under that certain Purchase and Sale Agreement made by and between 250 Williams Street LLC, a Georgia limited liability company (“Seller”), and Assignor as Purchaser, having an effective date of April 19, 2017, as may be amended from time to time (collectively, the “Agreement”), relative to certain Land, Improvements, Personal Property, Ground Lease Documents, Tenant Lease Rights, and Intangibles (as defined in the Agreement), located or necessary for the operations of the premises located at 250 Williams Street, Atlanta, Georgia (the “Property”).
B.    Assignor wishes to assign to Assignee all of its rights under the Agreement in return for Assignee’s agreement to assume all of Assignor’s obligations under the Agreement.
NOW, THEREFORE, for valuable consideration to Assignor in hand paid by Assignee, the receipt and sufficiency of which are hereby acknowledged by Assignor, the parties agree as follows:
Assignor does hereby sell, assign, transfer and deliver unto Assignee all of Assignor's right, title, interest, and obligations in, to, and under the Agreement (including, without limitation, the rights and obligations of Assignor with respect to all deposit monies paid by Assignor under the Agreement) regarding and relating to the Property which is the subject of the Agreement. Assignee hereby reaffirms the representations and warranties made by Assignor in the Agreement. Assignor and Assignee hereby represent and warrant that Assignee is controlled by or under common co-control with Assignor and/or Carter Validus Operating Partnership II L.P.
Assignee, by the acceptance hereof, hereby assumes all rights and obligations of Assignor as Purchaser under the Agreement and agrees to be bound by all of the terms and conditions of the Agreement. This Assignment shall not release or otherwise relieve Assignor from any obligations under the Agreement, and Assignor shall remain primarily liable to Seller for the performance of any such liabilities or obligations notwithstanding this Assignment.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.

WITNESSES: /s/ Patrice M. Wolfe Print Name: Patrice M. Wolfe /s/ Lisa A. Clarke Print Name: Lisa A. Clarke	ASSIGNOR: Carter Validus Properties II, LLC, a Delaware limited liability company By: /s/ Lisa Collado Name: Lisa Collado Its: Vice President

WITNESSES: /s/ Patrice M Wolfe Print Name: Patrice M. Wolfe /s/ Lisa A. Clarke Print Name: Lisa A. Clarke

ASSIGNEE:

DCII–250 WILLIAMS STREET NW, LLC,
a Delaware limited liability company

By:     Carter Validus Operating Partnership II, LP, a Delaware limited partnership, its Sole Member

By:      Carter Validus Mission Critical   REIT II, Inc., a Maryland  corporation, its General Partner

                      By: /s/ Lisa Collado
                      Name: Lisa Collado
                      Its: Authorized Agent

[Signature Page to Assignment of Purchase Agreement]